Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BRIGHAM MINERALS, INC.

December 29, 2022

Brigham Minerals, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1. The Original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 29, 2018.

2. The Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”), which restated, integrated and also further amended the Original Certificate of Incorporation, was filed with the Secretary of State of the State of Delaware on April 23, 2019.

3. This Second Amended and Restated Certificate of Incorporation, which restates, integrates and also further amends the Amended and Restated Certificate of Incorporation, has been declared advisable by the board of directors of the Corporation (the “Board”), duly adopted by the stockholders of the Corporation and duly executed and acknowledged by an authorized officer of the Corporation in accordance with Sections 103, 242 and 245 of the DGCL. References to this “Second Amended and Restated Certificate of Incorporation” herein refer to the Second Amended and Restated Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time.

4. The Amended and Restated Certificate of Incorporation is hereby amended, integrated and restated in its entirely to read as follows:

FIRST: The name of the Corporation is MNRL Sub Inc.

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL as it currently exists or may hereafter be amended.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, and the par value of each such share is $0.01, amounting in the aggregate to $10.00. Upon the effectiveness of the amendment first inserting this sentence, all issued shares of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, shall be automatically reclassified and changed into an aggregate of 1,000 shares of Common Stock.

FIFTH: The Board shall have the power to adopt, amend or repeal the bylaws of the Corporation.

SIXTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

SEVENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Any amendment, repeal or modification of this Article EIGHTH shall be prospective only and shall not affect any limitation on liability of a director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

NINTH: The Corporation reserves the right to amend this Second Amended and Restated Certificate of Incorporation in any manner permitted by the DGCL and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation as of the date first set forth above.

BRIGHAM MINERALS, INC.

/s/ Brett Riesenfeld
Name: Brett Riesenfeld
Title: Executive Vice President, General Counsel and Secretary

Signature Page to Second Amended and Restated

Certificate of Incorporation of Brigham Minerals, Inc.